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                                                                EXHIBIT 4.7
                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

                         HOLLYWOOD CASINO CORPORATION
                         ----------------------------
                         1996 LONG-TERM INCENTIVE PLAN
                         -----------------------------


        1.  Grant of Option.  Pursuant to the Hollywood Casino Corporation
            ---------------
1996 Long-Term Incentive Plan (the "Plan") for key management employees of Hollywood Casino Corporation, a Delaware corporation (the "Company"), and its Subsidiaries, the Company grants to

                     _____________________________________
                              (the "Participant")

an option to purchase from the Company a total of _________ full shares ("Optioned Shares") of Class A Common Stock ("Common Stock") of the Company at $______ per share (being the [Fair Market Value] per share of the Common Stock on this Date of Grant), in the amounts, during the periods, and upon the terms and conditions set forth in this Agreement. The Date of Grant of this Stock Option is _____________________, 19___. This is a Non-qualified Stock Option.

        2.  Subject to Plan.  This Stock Option and its exercise are subject
            ---------------
to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

        3.  Vesting; Time of Exercise.  Except as specifically provided in
            -------------------------
this Agreement and subject to certain terms, restrictions and conditions set forth in the Plan, this Stock Option is exercisable in the following cumulative installments:

        First installment.  Up to ___% of the total Optioned Shares at any time
        -----------------
        following  the ___th anniversary of the Date of Grant.

        Second installment.  Up to an additional ___% of the total Optioned
        ------------------
        Shares at any time following the ___th anniversary of the Date of Grant.

        Third installment.  Up to an additional ___% of the total Optioned
        -----------------
        Shares at any time following the ___th anniversary of the Date of Grant.

        Fourth installment.  Up to an additional ___% of the total Optioned
        ------------------
        Shares at any time following the ___th anniversary of the Date of Grant.
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        Fifth installment.  Up to an additional ___% of the total Optioned
        -----------------
        Shares at any time following the ___th anniversary of the Date of Grant.

        [Notwithstanding the foregoing, the vesting of installments under this Stock Option shall automatically accelerate and this Stock Option shall be exercisable in full upon (i) the Participant's death, (ii) the Participant's Termination of Service as a result of his Total and Permanent Disability or
(iii) the occurrence of a Change of Control.]

        4.  Term; Forfeiture.  This Stock Option, and all unexercised Optioned
            ----------------
Shares granted to the Participant hereunder, will terminate and be forfeited at the first of the following to occur:

            (a) 5:00 p.m. on _________________, 19__ [maximum 10 years from
        Date of Grant];

            (b) 5:00 p.m. on the date which is _______ (___) months following the Participant's Termination of Service due to death or Total and Permanent Disability;

            (c) 5:00 p.m. on the date which is ______ (___) months following the Participant's Termination of Service due to Retirement; or

            (d) 5:00 p.m. on the ____th day after the day of any other Termination of Service.

        5.  Who May Exercise.  Subject to the terms and conditions set forth
            ----------------
in Sections 3 and 4 above, during the lifetime of the Participant, this Stock Option may be exercised only by the Participant, or by the Participant's guardian. If a Termination of Service of the Participant occurs as a result of death or Total and Permanent Disability prior to the termination date specified in Section 4(a) hereof and the Participant has not exercised this Stock Option as to the maximum percentage of Optioned Shares set forth in Section 3 hereof as of the date of death or Total and Permanent Disability, the following persons may exercise the exercisable portion of this Stock Option on behalf of the Participant at any time prior to the earlier of the dates specified in Sections 4(a) or (b) hereof: (i) if the Participant is disabled, the guardian of the Participant; or (ii) if the Participant dies, the personal representative of his estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

        6.  Restrictions.  This Stock Option may be exercised only with
            ------------
respect to full shares, and no fractional share of stock shall be issued.


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        7.  Manner of Exercise.  Subject to such administrative regulations as
            ------------------
the Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company,
(b) Common Stock (including Restricted Stock), valued at its Fair Market Value on the Exercise Date, and/or (c) any other form of payment which is acceptable to the Committee. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted. Common Stock which is acquired by the Option Holder pursuant to the exercise of this Stock Option may not be used to exercise a subsequent option until and unless such shares have been held for a period of six months.

        Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Participant's right to purchase such Optioned Shares may be terminated by the Company.

        The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under this Stock Option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to

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such shares of Common Stock.  Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or, if the Participant is not an insider (as defined in Section 8.2 of the Plan), by the Company's withholding a number of shares to be issued upon exercise of this Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

        8.  Non-Assignability.  This Stock Option is not assignable or
            -----------------
transferable by the Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

        9.  Rights as Stockholder.  The Participant will have no rights as a
            ---------------------
stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Participant for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        10. Adjustment of Number of Shares and Related Matters.  The number
            --------------------------------------------------
of shares of Common Stock covered by this Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with ARTICLES 13, 14, and 15 of the Plan.

        11. Participant's Representations.  Notwithstanding any of the
            -----------------------------
provisions hereof, the Participant hereby agrees that he or she will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

        Participant further represents that, if the Participant is an "insider" (as defined in the Plan), Participant will not exercise this Stock Option during the six (6) months following the Date of Grant.

        12. Investment Representation.  Unless the Common Stock is issued to
            -------------------------
him in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the


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Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

        13. Participant's Acknowledgments.  The Participant acknowledges
            ------------------------------
receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board, as that term is defined in the Plan, upon any questions arising under the Plan or this Agreement.

        14. Law Governing.  This Agreement shall be governed by, construed,
            -------------
and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

        15. No Right to Continue Employment.  Nothing herein shall be
            -------------------------------
construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contract rights of the Participant).

        16. Legal Construction.  In the event that any one or more of the
            -------------------
terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

        17. Covenants and Agreements as Independent Agreements. Each of the
            --------------------------------------------------
covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

        18. Entire Agreement.  This Agreement together with the Plan
            ----------------
supersede any and all other prior understandings and agreements, either oral or in writing,


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between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

        19. Parties Bound.  The terms, provisions, representations,
            -------------
warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

        20. Modification.  No change or modification of this Agreement shall
            ------------
be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted in the Plan.

        21. Headings.  The headings that are used in this Agreement are used
            --------
for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

        22. Gender and Number.  Words of any gender used in this Agreement
            -----------------
shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

        23. Notice.  Any notice required or permitted to be delivered
            ------
hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

           (A)  Notice to the Company shall be addressed and delivered as follows:

                HOLLYWOOD CASINO CORPORATION
                13455 Noel Road, Suite 2200
                Dallas, Texas   75240

                ATTENTION:       Secretary


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           (B)  Notice to the Participant shall be addressed and delivered as follows:

                ________________________________________
                ________________________________________
                ________________________________________
                ________________________________________



        24. Commission.  To the extent required by law, stock ownership under
            ----------
the Plan and this Agreement will be subject to review by each Commission pursuant to the provisions of the applicable Act. If, after exercise of any Stock Options granted under the Plan, the Participant is found to be disqualified by a Commission, the Participant shall dispose of his or her shares of Common Stock and the Company shall have the absolute right to repurchase such shares at the then Fair Market Value or the Option Price, whichever is the lesser.


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

                                         HOLLYWOOD CASINO CORPORATION



                                         By: __________________________________
                                         Title: _______________________________


                                         PARTICIPANT:



                                         ______________________________________

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